UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2026

Milestone Scientific Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14053	13-3545623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Eagle Rock Road, Ste 403, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 535-2717

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock	MLSS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 — Entry into a Material Definitive Agreement

On April 20, 2026, Milestone Scientific Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”), for the private placement (the “Private Placement”) of an aggregate of 7,962,963 units (the “Units”), with each Unit consisting of (i) one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) one warrant to purchase one share of Common Stock (each, a “Warrant”). The purchase price paid by the Purchasers for each Unit is $0.27 (the “Per Unit Purchase Price”). Certain directors and officers participated in the Private Placement, purchasing an aggregate of $150,000 of Units for cash and converting into Units a total of $351,000 in respect of Convertible Bridge Notes (defined below) evidencing loans they made to the Company in 2025, in each case at the same price and (except for such conversion of loans) on the same terms as all other securities offered in the Private Placement.

Each Warrant has an exercise price equal to 125% of the Per Unit Purchase Price per share, or $0.3375 per warrant share, and will be exercisable prior to the third anniversary of the closing for cash only.

The gross proceeds for the Private Placement were $2,150,000 (comprised of $1,799,000 in cash and $351,000 in respect of the conversion of a portion of the Convertible Bridge Notes), before deducting fees and expenses, and up to an additional $2,687,500 in gross proceeds if the Warrants are fully exercised. The Private Placement closed on April 20, 2026. The Private Placement has been conducted in accordance with applicable NYSE American rules.

The Company expects to use the net proceeds from the Private Placement for general working capital purposes and payment of past due accounts payable. The securities were offered directly by the Company without a placement agent, and therefore no placement or underwriting discounts, commissions or other fees have been or will be paid.

Pursuant to a registration rights agreement entered into with the Purchasers on April 20, 2026 (the “Registration Rights Agreement”), the Company agreed to use its commercially reasonable efforts to cause a registration statement to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or prior to the 45th calendar day after the closing under the Purchase Agreement (subject to certain exceptions) for purposes of registering the resale of the shares of Common Stock and the shares of Common Stock issuable upon exercise of the Warrants, to use its commercially reasonable efforts to have such registration statement declared effective within the time period set forth in the Registration Rights Agreement, and to use its commercially reasonable efforts to keep such registration statement effective for the duration specified in the Registration Rights Agreement.

In connection with the Private Placement, certain directors, officers and stockholders entered into lock-up agreements restricting transfers of the Company’s securities for twelve (12) months, subject to certain exceptions.

As previously disclosed in the Form 10-K filed by the Company on April 15, 2025 (the “2024 10-K”), on April 9, 2025, the Company issued a series of promissory notes (the “Convertible Bridge Notes”) in the aggregate amount of $800,000 to Mr. Neal Goldman, Ms. Benedetta Casamento, and Dr. Didier Demesmin, each of whom is a director of the Company. The Convertible Bridge Notes are due April 9, 2028, and bear interest at the annual rate of prime less 2.50% (but not less than zero), payable annually. All principal and interest is payable in cash and/or shares of Common Stock at the sole discretion of the Company. The notes are convertible into shares of Common Stock by the holder at any time and by the Company at maturity. If the Company sells equity securities in an equity financing for gross proceeds in excess of $4,000,000, the holders may request repayment of their notes in either cash, shares of Common Stock or a combination of cash and shares; provided, that the holders would then be entitled to receive only so much cash as the net proceeds to the Company in such sale of equity securities, after payment of other indebtedness and other uses (other than working capital) specified as a use of the proceeds in the relevant offering or disclosure documentation, shall be in excess of the Company’s needs. The conversion rate for any issuance of shares of Common Stock is at the then fair value of a share of Common Stock, but not less than $0.50. The notes are unsecured and have typical default terms.

In connection with approval of the Private Placement, and pursuant to Section 144 of the Delaware General Corporation Law (the “DGCL”), on April 13, 2026 an independent committee of the Board of Directors appointed in accordance with Section 144 of the DGCL, approved an amendment of the Convertible Bridge Notes, solely to the extent necessary and solely with respect to the portion thereof to be applied as consideration in the Private Placement, to permit the conversion and application of a portion thereof as purchase price for the securities of the Company in the Private Placement, including the amendment of the $0.50 conversion floor therein to $0.27, at the same price and on the same other terms as third party investors in the Private Placement, provided that, in order for the Company to be in compliance with the NYSE American’s 20% Rule, the amount of Convertible Bridge Notes converted was limited as necessary to comply with applicable NYSE American shareholder approval requirements, after the Company first accepts cash consideration in the Private Placement. The unconverted portion of the Convertible Bridge Notes were amended and restated with the $0.50 pre-existing conversion floor but to reflect that the $4,000,000 conversion threshold can be reached on a cumulative basis, including the Private Placement, rather than a single equity financing.

The Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Purchasers represented in the Purchase Agreement and Investor Questionnaire included in the Omnibus Signature Page that they were accredited investors and not subject to “bad actor” disqualification within the meaning of rules promulgated under the Securities Act and were acquiring the securities for investment only and with no present intention of distributing any of such securities or any arrangement or understanding regarding the distribution thereof. The securities were offered without any general solicitation by the Company or its representatives.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, Lock-Up Agreement, Amended and Restated Bridge Note, Omnibus Signature Page and Warrant do not purport to be complete and are qualified in their entirety by reference to the forms thereof filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 3.02.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement, dated April 20, 2026
10.2	Form of Registration Rights Agreement, dated April 20, 2026
10.3	Form of Lock-up Agreement for directors, officers, and certain stockholders
10.4	Form of Amended and Restated Bridge Note, dated April 20, 2026
10.5	Form of Omnibus Signature Page to Securities Purchase Agreement
99.1	Press Release, dated April 21, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE SCIENTIFIC INC.

Dated: April 21, 2026	By:	/s/ Eric Hines
Eric Hines
Chief Executive Officer